Exhibit 16.1

May 13, 2022

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Commissioners:

We have read the statements made by Air Industries Group (the “Company”), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Form 8-K/A of the Company filed May 13, 2022 and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

Saddle Brook, New Jersey